           As filed with the Securities and Exchange Commission
                             on August 4, 1995
                                         Registration No. 33-

__________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                          ______________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                          ______________________
                          CMS ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)

      Michigan                                                38-2726431
(State or other jurisdiction of
I.R.S. Employer Identification No.)
incorporation or organization)
                     Fairlane Plaza South, Suite 1100
                           330 Town Center Drive
                         Dearborn, Michigan 48126
 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                          CMS ENERGY CORPORATION
        PERFORMANCE INCENTIVE STOCK PLAN AND EMPLOYEES' SAVINGS AND
                 INCENTIVE PLAN OF CONSUMERS POWER COMPANY
                           (Full title of plan)

ALAN M. WRIGHT                           Copy to:
Senior Vice President and                DENISE M. STURDY, ESQ.
Chief Financial Officer                  CMS Energy Corporation
Fairlane Plaza South, Suite 1100         Fairlane Plaza South, Suite 1100
300 Town Center Drive                    330 Town Center Drive
Dearborn, Michigan 48126                 Dearborn, Michigan 48126
(313) 436-9560                           (313) 436-9602
(Name, address, including ZIP code, and
telephone number, including area code,
of agent for service)


                                            CALCULATION OF REGISTRATION FEE
______________________________________________________________________________________________________________________
                                                           Proposed                 Proposed
Title of securities                  Amount to be      maximum offering        maximum aggregate       Amount of
to be registered                      registered      price per share (1)     offering price (1)   registration fee
______________________________________________________________________________________________________________________
Class G Common Stock,                   2,000,000                 $17.875            $35,750,000            $12,328
No par value (for the Performance
Incentive Stock Plan (the
"Performance Plan.")

Class G Common Stock,                   2,000,000(2)              $17.875            $35,750,000            $12,328
No par value (for the Employee
Savings and Incentive Plan (the
"Savings Plan.")

Interests in the Employees'                      (3)                        (3)                    (3)
Savings and Incentive Plan
Class G Common Stock,
no par value (3)
______________________________________________________________________________________________________________________

(1)  Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h)
     of the Securities Act of 1933, based upon the average of the high and low sale prices of the Class G Common Stock, no par value per share, of CMS Energy Corporation, on the New York Stock Exchange on July 28, 1995.

(2)  The maximum number of Class G Common Stock shares that will be issued under this Registration Statement through the Savings Plan is 2,000,000.

(3)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employees' Savings and Incentive Plan described herein.

                                  PART II
                        INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference

      The following documents, which have heretofore been filed by CMS Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

      (3) The Company's Current Reports on Form 8-K dated January 10, 1995 and February 2, 1995.

      (4) The Employees' Savings and Incentive Plan of Consumers Power Company's Annual Report on Form 11-K for the year ended December 31, 1994.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

      The Articles of Incorporation of CMS Energy ("Articles of Incorporation") authorize 320 million shares of capital stock, of which 10 million are shares of preferred stock, $.01 par value ("Preferred Stock"), 60 million are shares of common stock, no par value, designated as Class G Common Stock ("Class G Common Stock"), and 250 million are shares of common stock, par value $.01 per share, designated as CMS Energy Common Stock ("CMS Energy Common Stock"). As of August 1, 1995, there were no shares of Preferred Stock issued or outstanding, and 7,006,924 shares of Class G Common Stock and 96,369,330 shares of CMS Energy Common Stock were issued and outstanding.

      The holders of Class G Common Stock vote with the holders of CMS Energy Common Stock as a single class, except on matters which would be required by law or the Articles of Incorporation to be voted on by class. The Class G Common Stock has one vote per share. The holders of Class G Common Stock have no preemptive rights or any other rights to convert their shares into any other securities of the Company. Upon liquidation or dissolution of CMS Energy, each outstanding share of CMS Energy Common Stock and Class G Common Stock will entitle its holder to a share of the assets of CMS Energy remaining for distribution to holders of all classes of Common Stock equal to the amount determined by dividing the total amount remaining for distribution with the total number of shares of CMS Energy Common Stock and Class G Common Stock then outstanding. The Company may exchange the Class G Common Stock for a proportionate number of shares of a subsidiary that holds all the assets and liabilities attributed to the Consumers Gas Group, and no other assets and liabilities. In the event of the disposition of all or substantially all of the properties and assets attributed to the Consumers Gas Group to another person, CMS Energy is required to exchange shares of CMS Energy Common Stock for each outstanding share of Class G Common Stock at a 10% premium. CMS Energy may also, in the sole discretion of the Board of Directors, at any time exchange shares of CMS Energy Common Stock for each outstanding share of Class G Common Stock at a 15% premium.

      The Class G Common Stock is intended to reflect the separate performance of the Consumers Gas Group. Dividends on the Class G Common Stock are paid at the discretion of the Board of Directors based primarily upon the earnings and financial condition of the Consumers Gas Group, and, to a lesser extent, the Company as a whole. Subject to the restrictions described below, if the earnings and financial condition of the Consumers Gas Group permit, dividends with respect to the Class G Common Stock are expected to be paid commensurate with dividend practices of comparable publicly-held local natural gas distribution companies generally. Management believes that such practices currently are to pay out from 70% to 85% of annual earnings available for common stock. The Company, in the sole discretion of its Board of Directors, could pay dividends exclusively to the holders of CMS Energy Common Stock, exclusively to the holders of Class G Common Stock, or to the holders of both of such classes in equal or unequal amounts. It is the Board of Directors' current intention that the declaration or payment of dividends with respect to the Class G Common Stock will not be reduced, suspended or eliminated as a result of factors arising out of or relating to the electric utility business or the non-utility businesses of CMS Energy unless such factors also require, in the Board of Directors' sole discretion, the omission of the declaration or reduction in payment of dividends on both the CMS Energy Common Stock and the Class G Common Stock. While the Board of Directors does not currently intend to change this dividend policy, it reserves the right to do so at any time and from time to time. Under the Articles of Incorporation and Michigan law, the Board of Directors is not required to declare, and CMS Energy is not required to pay, dividends in accordance with the foregoing dividend policy.

      Dividends on the Class G Common Stock are limited by Michigan law, certain agreements to which CMS Energy is a party and the Articles of Incorporation and will be payable when, as and if declared by the Board of Directors out of the lesser of (i) the assets of CMS Energy legally available therefor and (ii) the Available Class G Dividend Amount. Dividends on the CMS Energy Common Stock are similarly limited and will be payable when, as and if declared by the Board of Directors out of the assets of CMS Energy legally available therefor, including the Available Class G Dividend Amount. There can be no assurance that there will be an Available Class G Dividend Amount.

      The ability of CMS Energy to pay dividends on its Class G Common Stock and CMS Energy Common Stock also depends, and will depend, substantially upon timely receipt of sufficient dividends or other distributions from its subsidiaries, in particular Consumers. Consumers' ability to pay dividends on its Common Stock depends on its revenues, earnings and other factors. As a regulated entity, Consumers' rates are set by the MPSC.

      As of March 31, 1995, assuming an offering of 7 million shares of Class G Common Stock had been completed at that time, the Available Class G Dividend Amount (as defined in the Articles of Incorporation) would have been approximately $80.1 million.

Item 5.  Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

The following resolution was adopted by the Board of Directors of CMS Energy on May 6, 1987:

             RESOLVED: That effective March 1, 1987 the Company shall indemnify to the full extent permitted by law every person (including the estate, heirs and legal representatives of such person in the event of the decease, incompetency, insolvency or bankruptcy of such person) who is or was a director, officer, partner, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability, costs, expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, incurred by or imposed upon the person in connection with or resulting from any claim or any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, investigative or of whatever nature, arising from the person's service or capacity as, or by reason of the fact that the person is or was, a director, officer, partner, trustee, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall not be deemed exclusive of any other rights to which the person may be entitled under statute, bylaw, agreement, vote of shareholders or otherwise.

CMS Energy's Bylaws provide:

      The Corporation may purchase and maintain liability insurance, to the full extent permitted by law, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity.

Article VIII of the Articles of Incorporation reads:

      A director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty as a director except
(i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the Michigan Business Corporation Act, and
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VIII, and no modification to its provisions by law, shall apply to, or have any effect upon, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

Article IX of the Articles of Incorporation reads:

      Each director and each officer of the Company shall be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any proceeding in which he or she was or is a party or is threatened to be made a party by reason of being or having been a director or an officer of the Company. Such right of indemnification is not exclusive of any other rights to which such director or officer may be entitled under any now or hereafter existing statute, any other provision of these Articles, bylaw, agreement, vote of shareholders or otherwise.
If the Business Corporation Act of the State of Michigan is amended after approval by the shareholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Michigan, as so amended. Any repeal or modification of this Article IX by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Sections 561 through 571 of the Michigan Business
Corporation Act provide as follows:

      Sec. 561. A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equiva-lent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Sec. 562. A corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in Section 564c.

      Sec. 563. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 561 or 562, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this section.


      Section 564a. (1) An indemnification under Section 561 or 562, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 561 and 562 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

      (a) By a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

      (b) If a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

      (c) By independent legal counsel in a written opinion, which counsel shall be selected in 1 of the following ways:

             (i) By the board or its committee in the manner prescribed in subdivision (a) or (b).
             (ii) If a quorum of the board cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), by the board.

      (d) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

      (e) By the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

      (2) In the designation of a committee under subsection (1)(b) or in the selection of independent legal counsel under subsection (1)(c)(ii), all directors may participate.

      (3) If a person is entitled to indemnification under Section 561 or 562 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

      Sec. 564b. (1) A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if all of the following apply:

      (a) The person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 561 and 562.

      (b) The person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.


      (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this act.

      (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the person but need not be secured.

      (3) Determinations and evaluations under this section shall be made in the manner specified in Section 564a.

      Section 564c. A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 561 and 562 or was adjudged liable as described in Section 562, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

      Sec. 565. (1) The indemnification or advancement of expenses provided under Sections 561 to 564c is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

      (2) The indemnification provided for in Sections 561 to 565 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives and administrators of the person.

      Sec. 567. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under Sections 561 to 565.

      Sec. 569. For purposes of Sections 561 to 567, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

      Sec. 571.  For the purposes of Sections 561 to 567:

      (a) "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

      (b)  "Other enterprises" shall include employee benefit plans.

      (c) "Serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries.

      (d) A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 561 and 562.

      Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Company or of the Company's subsidiaries and the Company's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Company's request. In addition, the Company has indemnified each of its present directors by contracts that contain affirmative provisions essentially similar to those in Sections 561 through 571 of the Michigan Business Corporation Act cited above.

Item 7.  Exemption from Registration.

            Not Applicable

Item 8.   Exhibits

Exhibit Numbers

(4)(a)*                  - Indenture dated as of September 15, 1992
                           between CMS Energy Corporation and NBD Bank,
                           National Association, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed May 1, 1992, File No. 33-47629, as Exhibit (4)(a).)

                           First Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, National Association, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4).)

                           Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, National Association, as Trustee. (Designated in CMS Energy's From 8-K dated October 1, 1992, File No. 1-9513, as Exhibit (4)(a).)

(4)(b)*                  - Indenture dated as of January 15, 1994 between
                           CMS Energy and The Chase Manhattan Bank, N.A., as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(a).)

                           First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, N.A., as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit
                           (4)(b).)

(4)(c)*                  - Credit Agreement dated as of July 29, 1994
                           among CMS Energy, Citibank, N.A. and Union
                           Bank as co-agents and certain banks named therein, and the Exhibits thereto. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1994, File No. 1-9513, as Exhibit (4).)

(4)(d)                   - Form of Performance Incentive Stock Plan.

(4)(e)                   - Form of Employees' Savings and Incentive Plan.

(4)(f)                   - Form of election of Exercise of Nonqualified
                           Stock Option.

(4)(g)                   - Form of certificate of option grant.

(5)(a)                   - Opinion of Denise M. Sturdy, Esq., Assistant
                           General Counsel for CMS Energy re: legality of securities being offered.

(5)(b)                   - Opinion of Arunas T. Udrys, Esq., Assistant
                           General Counsel for Consumers Power Company, as to confirming compliance of the amended provisions of the Employees' Savings and Incentive Plan with the requirements of ERISA pertaining to such provisions.

(15)                     - Letter re: unaudited financial information.

(23)(a)                  - Consents of Denise M. Sturdy, Esq., Assistant
                           General Counsel for CMS Energy and Arunas T.
                           Udrys, Esq., Assistant General Counsel for
                           Consumers Power Company (included in Exhibit
                           5(a) and 5(b) above).

(23)(b)                  - Consent of Arthur Andersen LLP regarding the
                           Company's Form 10-K.

(23)(c)                  - Consent of Arthur Andersen LLP regarding the
                           Employees' Savings and Incentive Plan's Form
                           11-K.

(24)                     - Power of Attorney and certified copy of
                           resolution authorizing officer to sign
                           registration.

(27)                     - Not applicable

(28)                     - Not applicable

(29)                     - Not applicable

*Previously Filed

       Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

Item 9.   Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement:
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sec-tion 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemni-fication by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                Signatures

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 3rd day of August 1995.


                                             CMS ENERGY CORPORATION


                                             By:    /s/     A. M. Wright
                                             ----------------------------
                                             Alan M. Wright
                                             Senior Vice President,
                                              Chief Financial Officer
                                              and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on August 3, 1995.


               Name                                  Title

(i) Principal executive officer:
                                             Chairman of the Board,
                                              Chief Executive Officer
                                              and Director

/s/  William T. McCormick, Jr.
- ----------------------------------
   (William T. McCormick, Jr.)

(ii) Principal financial officer:
                                             Senior Vice President,
                                              Chief Financial Officer
       /s/ A. M. Wright                       and Treasurer
- ----------------------------------
      (Alan M. Wright)

(iii) Controller or principal
      accounting officer:
                                             Vice President, Controller
                                              and Chief Accounting
                                              Officer
       /s/ P. D. Hopper
- -----------------------------------
      (Preston D. Hopper)

               Name                                  Title


                *                                    Director
- ----------------------------------
      (James J. Duderstadt)

                *                                    Director
- ----------------------------------
       (Kathleen R. Flaherty)

                                                     Director
- ----------------------------------
        (Victor J. Fryling)

               *                                     Director
- ----------------------------------
        (Earl D. Holton)

                *                                    Director
- ----------------------------------
          (Lois A. Lund)

                *                                    Director
- ----------------------------------
       (Frank H. Merlotti)

                *                                    Director
- ----------------------------------
         (W. U. Parfet)

                *                                    Director
- ----------------------------------
        (Percy A. Pierre)

                 *                                   Director
- ----------------------------------
        (S. Kinnie Smith, Jr.)

                *                                    Director
- ----------------------------------
        (Kenneth Whipple)

                 *                                   Director
- ----------------------------------
         (John B. Yasinsky)


*By  /s/     A. M. Wright
- ----------------------------------
         Alan M. Wright
         Attorney-in-fact

The Savings Plan

           Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Michigan, on the August 3, 1995.


                                     EMPLOYEES' SAVINGS AND INCENTIVE
                                     PLAN OF CONSUMERS POWER COMPANY



                                     By:/s/ Thomas A. McNish
                                     ------------------------------
                                     Thomas A. McNish
                                     Plan Administrator

          INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8



Exhibit Numbers

(4)(a)*                -  Indenture dated as of September 15, 1992 between
                          CMS Energy Corporation and NBD Bank, National Association, as Trustee. (Designated in CMS Energy's Form S-3 Registration Statement filed May 1, 1992, File No. 33-47629, as Exhibit
                          (4)(a).)

                          First Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, National Association, as Trustee. (Designated in CMS Energy's Form 8-K dated October 1, 1992, File No. 1-9513, as Exhibit
                          (4).)

                          Second Supplemental Indenture dated as of October 1, 1992 between CMS Energy Corporation and NBD Bank, National Association, as Trustee. (Designated in CMS Energy's From 8-K dated October 1, 1992, File No. 1-9513, as Exhibit
                          (4)(a).)

(4)(b)*                -  Indenture dated as of January 15, 1994 between
                          CMS Energy and The Chase Manhattan Bank, N.A., as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit (4)(a).)

                          First Supplemental Indenture dated as of January 20, 1994 between CMS Energy and The Chase Manhattan Bank, N.A., as Trustee. (Designated in CMS Energy's Form 8-K dated March 29, 1994, File No. 1-9513, as Exhibit
                          (4)(b).)


(4)(c)*                -  Credit Agreement dated as of July 29, 1994 among
                          CMS Energy, Citibank, N.A. and Union Bank as co-agents and certain banks named therein, and the Exhibits thereto. (Designated in CMS Energy's Form 10-Q for the quarter ended June 30, 1994, File No. 1-9513, as Exhibit (4).)

(4)(d)                 -  Form of Performance Incentive Stock Plan.

(4)(e)                 -  Form of Employees' Savings and Incentive Plan.

(4)(f)                 -  Form of election of Exercise of Nonqualified
                          Stock Option.

(4)(g)                 -  Form of certificate of option grant.

(5)(a)                 -  Opinion of Denise M. Sturdy, Esq., Assistant
                          General Counsel for CMS Energy re: legality of securities being offered.

(5)(b)                 -  Opinion of Arunas T. Udrys, Esq., Assistant
                          General Counsel for Consumers Power Company as to confirming compliance of the amended provisions of the Employees' Savings and Incentive Plan with the requirements of ERISA pertaining to such provisions.

(15)                   -  Letter re: unaudited financial information.

(23)(a)                -  Consents of Denise M. Sturdy, Esq., Assistant
                          General Counsel for CMS Energy and Arunas T.
                          Udrys, Esq., Assistant General Counsel for
                          Consumers Power Company (included in Exhibit
                          5(a) and (b) above).

(23)(b)                -  Consent of Arthur Andersen LLP regarding the
                          Company's Form 10-K.

(23)(c)                -  Consent of Arthur Andersen LLP regarding the
                          Employees' Savings and Incentive Plan's
                          Form 11-K.

(24)                   -  Power of Attorney and certified copy of
                          resolution authorizing officer to sign
                          registration.

(27)                   -  Not applicable

(28)                   -  Not applicable

(29)                   -  Not applicable

*Previously Filed

     Exhibits listed above which have been filed with the Securities and Exchange Commission are incorporated herein by reference with the same effect as if filed with this Registration Statement.

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